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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-93630, No. 33-93652, No.333-4206, No. 333-4026,
No. 333-43461, and No. 333-65239) of Citation Corporation and subsidiaries of our reports dated December 1, 1999 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data" in this Form 10-K.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-86763 and No. 333-89431) of Citation Corporation and subsidiaries of our reports dated December 1, 1999 relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K. We also consent to the references to us under the headings "Independent Accountants" and "Selected Consolidated Financial Data" in such registration statements. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data" in this Form 10-K.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Birmingham, Alabama
December 29, 1999

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